UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

VECTOR GROUP LTD.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering

On January 27, 2017, Vector Group Ltd. (the “Company”) completed the sale of $850.0 million of its 6.125% senior secured notes due 2025 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A and pursuant to Regulation S in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued under an indenture, dated as of January 27, 2017 (the “Indenture”), among the Company, the subsidiaries of the Company party thereto as note guarantors (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent. The terms of the Notes are discussed under Item 2.03 below.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Amendment No. 1 to Third Amended and Restated Credit Agreement

In connection with the issuance of the Notes, on January 27, 2017, Liggett Group LLC (“Liggett Group”) and 100 Maple LLC (“Maple”) entered into Amendment No. 1 (the “Credit Agreement Amendment”) to the Third Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as agent and lender. The Credit Agreement Amendment updates certain defined terms of the Credit Agreement relating to the Notes.

The foregoing summary of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, attached hereto as Exhibit 10.1 and incorporated herein by reference

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture and 6.125% Senior Secured Notes due 2025

On January 27, 2017, the Company completed the sale of $850.0 million of its 6.125% senior secured notes due 2025 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A and pursuant to Regulation S in a private offering exempt from the registration requirements of the Securities Act. The Notes were issued under the Indenture.

The aggregate net cash proceeds from the sale of the Notes were approximately $831.1 million after deducting the Initial Purchaser’s discount and estimated expenses and fees payable by the Company in connection with the Notes offering. The Company is using the net cash proceeds from the Notes offering, together with the proceeds of the Equity Sale (as defined below) and cash on hand, to redeem all of the Company’s outstanding 7.750% Senior Secured notes due 2021 (the “Existing Notes”) and to satisfy and discharge the indenture governing the Existing Notes.

The Company will pay cash interest at a rate of 6.125% per year, payable semi-annually on February 1 and August 1 of each year, beginning on August 1, 2017. Interest will accrue from January 27, 2017. Interest on overdue principal and interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the Notes. The Company will make each interest payment to the holders of record on the immediately preceding January 15 and July 15.

The Notes are fully and unconditionally guaranteed on a joint and several basis by all of the wholly owned domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette businesses. The Notes are not guaranteed by subsidiaries engaged in the Company’s real estate business conducted through its subsidiary New Valley LLC. The guarantees provided by some of the Guarantors are secured by first priority or second priority security interests in certain assets of such Guarantors pursuant to security and pledge agreements, subject to certain permitted liens and exceptions as further described in the Indenture and the security documents relating thereto. The Company will not provide any security for the notes.

The Notes will be the Company’s general senior obligations and will be pari passu in right of payment with all of the Company’s existing and future senior indebtedness, will be senior in right of payment to all of the Company’s future subordinated indebtedness, if any, and will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the non-Guarantor subsidiaries of the Company (other than indebtedness and liabilities owed to the Company or one of the Guarantors). Each guarantee of the Notes will be the general obligation of the Guarantor and will be pari passu in right of payment with all other senior indebtedness of the Guarantor, including the indebtedness of Liggett Group and Maple under their Credit Agreement with Wells Fargo. Each guarantee of the Notes will be senior in right of payment to all future subordinated indebtedness of the Guarantor, if any. Each guarantee of the Notes which is secured by the assets of a Guarantor will be effectively senior in right of payment to all existing and future unsecured indebtedness of such Guarantor to the extent of the value of the assets that secure such guarantee, after giving effect to any prior liens on such assets. Each guarantee of the Notes will be effectively subordinated to indebtedness that is secured by a higher priority lien than the lien securing the guarantee, if any, to the extent of the value of the collateral securing such indebtedness.

The Notes mature on February 1, 2025. The Company may redeem some or all of the Notes at any time at a make-whole redemption price. On or after February 1, 2020, the Company may redeem some or all of the Notes at a premium that will decrease over time, plus accrued and unpaid interest, if any, to the redemption date.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase some or all of its Notes at a repurchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest to the date of purchase. If the Company sells certain assets and does not apply the proceeds as required pursuant to the Indenture, it must offer to repurchase the Notes at the prices listed in the Indenture.

If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable, except that an Event of Default resulting from a bankruptcy or similar proceeding with respect to the Company or with respect to the Guarantors who, individually or as a group, would constitute a Significant Subsidiary (as defined in the Indenture) will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any Note holders.

The Indenture contains covenants that limit the Company and each Guarantor’s ability to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other distributions in respect of or repurchase or redeem its equity interests; (iii) prepay, redeem or repurchase its subordinated indebtedness; (iv) make investments; (v) sell assets; (vi) incur certain liens; (vii) enter into agreements restricting its subsidiaries’ ability to pay dividends; (viii) enter into transactions with affiliates; and (ix) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture.

Pledge Agreement

In connection with the issuance of the Notes, on January 27, 2017, VGR Holding LLC (“VGR Holding”) entered into a pledge agreement (the “Pledge Agreement”) with U.S. Bank National Association, in its capacity as collateral agent for the holders of the Notes (the “Collateral Agent”). Pursuant to the Pledge Agreement, VGR Holding granted to the Collateral Agent for the benefit of the holders of the Notes a first priority security interest in all if its right and title in the Pledged Collateral (as defined in the Pledge Agreement) as collateral security for its guarantee obligations in respect of the Notes, subject to certain permitted liens and exceptions as further described in the Indenture and the Pledge Agreement.

Vector Tobacco Security Agreement

In connection with the issuance of the Notes, on January 27, 2017, Vector Tobacco Inc. (“Vector Tobacco”) entered into a security agreement (the “Vector Tobacco Security Agreement”) with the Collateral Agent. Pursuant to the Vector Tobacco Security Agreement, Vector Tobacco granted to the Collateral Agent for the benefit of the holders of the Notes a first priority security interest in all if its right and title in the Collateral (as defined in the Vector Tobacco Security Agreement) as collateral security for its guarantee obligations in respect of the Notes, subject to certain permitted liens and exceptions as further described in the Indenture and the Vector Tobacco Security Agreement.

Liggett Guarantors Security Agreement

In connection with the issuance of the Notes, on January 27, 2017, Liggett Group and Maple (the “Liggett Guarantors”) entered into a security agreement (the “Liggett Guarantors Security Agreement”) with the Collateral Agent. Pursuant to the Liggett Guarantors Security Agreement, the Liggett Guarantors granted to the Collateral Agent for the benefit of the holders of the Notes a second priority security interest in all if its right and title in the Collateral (as defined in the Liggett Guarantors Security Agreement) as collateral security for its guarantee obligations in respect of the Notes, subject to certain permitted liens and exceptions as further described in the Indenture and the Liggett Guarantors Security Agreement.

Intercreditor Agreement

In connection with the issuance of the Notes, on January 27, 2017, the Liggett Guarantors entered into an amended and restated intercreditor and lien subordination agreement (the “Intercreditor Agreement”) with the Collateral Agent and Wells Fargo, as lender under the Credit Agreement. Pursuant to the Intercreditor Agreement, the liens of the Collateral Agent on the ABL Collateral (as defined in the Intercreditor Agreement) will be subordinated to the liens of Wells Fargo on the ABL Collateral.

The foregoing summary of the Notes, the Indenture, the Pledge Agreement, the Vector Tobacco Security Agreement, the Liggett Guarantors Security Agreement and the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture, the Pledge Agreement, the Vector Tobacco Security Agreement, the Liggett Guarantors Security Agreement and the Intercreditor Agreement, attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

Underwriting Agreement and Equity Offering

On January 19, 2017, the Company entered into an underwriting agreement (the “Underwriting Agreement”) between the Company and Jefferies LLC, as the underwriter, to issue and sell 2,000,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at a purchase price of $21.65 per share (the “Equity Sale”).

On January 27, 2017, the Company completed the Equity Sale. The net cash proceeds of the Equity Sale were approximately $43.2 million, after deducting estimated fees and expenses payable by the Company.

The Common Stock sold in the Equity Sale has been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a registration statement on Form S-3 (No. 333-208815) previously filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act. Copies of the Underwriting Agreement and the opinion of our counsel as to the validity of the Common Stock are filed as Exhibits 1.1 and 5.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The Company is filing this Current Report Item 8.01 so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of January 19, 2017, between Vector Group Ltd. and Jefferies LLC.

4.1	Indenture, dated as of January 27, 2017, among Vector Group Ltd., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Pledge Agreement, dated as of January 27, 2017, between VGR Holding LLC and U.S. Bank National Association, as collateral agent.

4.3	Security Agreement, dated as of January 27, 2017, by and between Vector Tobacco Inc. and U.S. Bank National Association, as collateral agent.

4.4	Security Agreement, dated as of January 27, 2017, among Liggett Group LLC, 100 Maple LLC and U.S. Bank National Association, as collateral agent.

4.5	Amended and Restated Intercreditor and Lien Subordination Agreement, dated as of January 27, 2017, among Liggett Group LLC, 100 Maple LLC, U.S. Bank National Association and Wells Fargo Bank, National Association.

5.1	Opinion of Sullivan & Cromwell LLP.

10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of January 27, 2017, among Liggett Group LLC, 100 Maple LLC and Wells Fargo Bank, National Association.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

Date: January 27, 2017	By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Senior Vice President, Treasurer and Chief Financial Officer